UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2016
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 23, 2016, the Board of Directors (the “Board”) of Tesoro Corporation (the “Company”) appointed Cynthia J. Warner (who previously served as the Executive Vice President, Strategy and Business Development) to serve as Executive Vice President, Operations of the Company effective August 24, 2016. In her new role, Ms. Warner will have responsibility for the Company’s refining and logistics operations. Simultaneously, the Board appointed Keith M. Casey (who previously served as Executive Vice President, Operations) to serve as Executive Vice President, Marketing and Commercial of the Company effective August 24, 2016. In this role, Mr. Casey will have responsibility for the Company’s marketing, commercial and supply chain operations.

The Press Release announcing these and other officer changes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c) See Item 5.02(b) above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued August 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2016

TESORO CORPORATION
By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Executive Vice President, Chief Financial Officer and Corporate Development

Index to Exhibits

Exhibit Number	Description

99.1	Press release issued August 24, 2016

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